As filed with the Securities and Exchange Commission on May 8, 2020

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Sunesis Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3295878
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

395 Oyster Point Boulevard, Suite 400

South San Francisco, CA 94080

(Address of principal executive offices)

2011 Equity Incentive Plan

2011 Employee Stock Purchase Plan

(Full title of the plan)

Dayton Misfeldt

Interim Chief Executive Officer,

Principal Executive and Principal Financial Officer

395 Oyster Point Boulevard, Suite 400

South San Francisco, CA 94080

(650) 266-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John T. McKenna

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304-1130

Telephone: (650) 843-5000

Fax: (650) 849-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
2011 Equity Incentive Plan, Common Stock, par value $0.0001 per share	4,455,720 shares	$0.42	$1,871,402.40	$242.91
2011 Employee Stock Purchase Plan, Common Stock, par value $0.0001 per share	278,483 shares	$0.42	$116,962.86	$15.18
Total:	4,734,203 shares	$0.42	$1,988,365.26	$258.09
(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s common stock that become issuable under the 2011 Equity Incentive Plan or the 2011 Employee Stock Purchase Plan as set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the registrant’s common stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee and non-employee benefit plans described herein.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Stock Market on May 4, 2020, in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Sunesis Pharmaceuticals, Inc., a Delaware corporation (“Registrant”), relating to 4,455,720 shares of its common stock, $0.0001 par value (the “Common Stock”), issuable to eligible employees, directors and consultants of Registrant and its affiliates under the 2011 Equity Incentive Plan (the “2011 Plan”) and relating to 278,483 shares of its Common Stock issuable to eligible employees of Registrant and its affiliations under the 2011 Employee Stock Purchase Plan (the “ESPP”). Registrant’s Forms S-8 Registration Statements filed with the U.S. Securities and Exchange Commission on June 6, 2011 (File No. 333-174732), March 14, 2012 (File No. 333-180101), March 13, 2013 (File No. 333-187234), May 7, 2014 (File No. 333-195781), March 12, 2015 (File No. 333-202696), March 14, 2016 (File No. 333-210183), May 10, 2017 (File No. 333-217849), March 13, 2018 (File No. 333-223632) and May 9, 2019 (File No. 333-231342) (the “Prior Forms S-8”) relating to the 2011 Plan and ESPP are each incorporated by reference herein.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of the Prior Forms S-8 are incorporated by reference herein.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS

			Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of the Registrant	10-K/A	000-51531	3.1	5/23/2007

4.2	Amended and Restated Bylaws of the Registrant	8-K	000-51531	3.2	12/11/2007

4.3	Certificate of Designation of the Series A Preferred Stock of the Registrant	8-K	000-51531	3.3	4/3/2009

4.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant	S-8	333-160528	3.4	7/10/2009

4.5	Certificate of Amendment to the Certificate of Designation of the Series A Preferred Stock of the Registrant	8-K	000-51531	3.4	11/2/2009

4.6	Certificate of Amendment to the Certificate of Designation of the Series A Preferred Stock of the Registrant	8-K	000-51531	3.5	1/21/2010

4.7	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant	8-K	000-51531	3.1	2/14/2011

4.8	Certificate of Designation of Series B Convertible Preferred Stock	8-K	000-51531	3.1	12/16/2015

4.9	Certificate of Amendment to Amended and Restated Certificate of Incorporation	8-K	000-51531	3.1	9/7/2016

4.10	Certificate of Designation of Series C Convertible Preferred Stock	8-K	000-51531	3.1	10/19/2016

			Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.11	Certificate of Designation of Series D Convertible Preferred Stock	8-K	000-51531	3.1	10/26/2017

4.12	Certificate of Designation of Series E Convertible Preferred Stock	8-K	000-51531	3.1	1/22/2019

4.13	Certificate of Validation of Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant	10-Q	000-51531	3.11	8/8/2018

4.14	Certificate of Designation of Series F Convertible Preferred Stock	8-K	000-51531	3.1	7/12/2019

4.15	Specimen Common Stock certificate of the Registrant	10-K	000-51531	4.2	3/29/2011

4.16	Specimen Preferred Series E Stock Certificate	8-K	000-51531	4.1	1/22/2019

4.17	Specimen Preferred Series F Stock Certificate	8-K	000-51531	4.1	7/12/2019

5.1	Opinion of Cooley LLP					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Cooley LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1	2011 Equity Incentive Plan, as amended	DEF 14A	000-51531	Appendix A	4/20/2017
99.2	Sunesis Pharmaceuticals, Inc. 2011 Employee Stock Purchase Plan	S-8	333-174732	99.2	6/6/2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of South San Francisco, State of California, on this 8th day of May, 2020.

SUNESIS PHARMACEUTICALS, INC.

By:	/s/ DAYTON MISFELDT
Dayton Misfeldt
Interim Chief Executive Officer (Principal Executive and Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dayton Misfeldt as his or her true and lawful attorney-in-fact and agent, with full power to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, with full power to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JAMES W. YOUNG, PH.D.	Chairman of the Board	May 8, 2020
James W. Young, Ph.D.

/S/ DAYTON MISFELDT	Interim Chief Executive Officer and Director (Principal Executive and Principal Financial Officer)	May 8, 2020
Dayton Misfeldt

/S/ TINA GULLOTTA	Vice President, Finance (Principal Accounting Officer)	May 8, 2020
Tina Gullotta

/S/ STEVE CARCHEDI	Director	May 8, 2020
Steve Carchedi

/S/ STEVEN B. KETCHUM, PH.D	Director	May 8, 2020
Steven B. Ketchum, Ph. D.

/S/ NICOLE ONETTO, M.D.	Director	May 8, 2020
Nicole Onetto M.D.

/S/ HOMER L. PEARCE, PH.D.	Director	May 8, 2020
Homer L. Pearce, Ph.D.

/S/ DAVID C. STUMP, M.D.	Director	May 8, 2020
David C. Stump, M.D.

/S/ H. WARD WOLFF	Director	May 8, 2020
H. Ward Wolff